UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 5, 2008

JAZZ TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32832	20-3320580
(Commission File Number)	(IRS Employer Identification No.)

4321 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (949) 435-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

Jazz Technologies, Inc. (the “Company”) has been informed by Context Opportunistic Master Fund, LP and Context Advantage Master Fund, LP (the “Context Funds”) that the Context Funds are purporting to foreclose on collateral securing loans made to Acquicor Management LLC, an entity owned in part and controlled by Gilbert F. Amelio, the Company’s Chairman and Chief Executive Officer. The collateral consists of approximately 2.3 million shares of Company common stock owned by Acquicor Management LLC.

Acquicor Management LLC used the loans from the Context Funds in February of 2007 to fund the purchase of Company common stock shortly before the Company's acquisition of Jazz Semiconductor, Inc. The Context Funds have informed the Company that they are foreclosing on the collateral and assuming ownership and control over the collateral effective immediately. On February 5, 2008, the Context Funds filed a Schedule 13G claiming beneficial ownership of Acquicor Management LLC’s shares in the Company.

The Company has been informed that Acquicor Management LLC intends to pursue its available legal rights and remedies regarding the purported foreclosure.

If the purported foreclosure by the Context Funds is effective, Acquicor Management LLC will no longer own any common stock or other securities in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Jazz Technologies, Inc. Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ TECHNOLOGIES, INC.

Dated: February 7, 2008	By:	/s/Allen R. Grogan
Allen R. Grogan
Chief Legal Officer and Secretary